Exhibit 99.1

DoubleVerify Reports Second Quarter 2025 Financial Results

Delivered 21% Year-over-Year Revenue Growth to $189.0 Million

Drove Double-Digit Growth Across All Three Revenue Lines: Activation +25%, Measurement +15%, and Supply-Side +26%

Raised Full-Year 2025 Revenue Growth Guidance to ~15%; Reaffirmed Full-Year 2025 Adjusted EBITDA margin of 32%

NEW YORK – August 5, 2025 – DoubleVerify (“DV”) (NYSE: DV), the leading software platform for digital media measurement, data, and analytics, today announced financial results for the second quarter ended June 30, 2025.

“We drove 21% year-over-year growth in Q2, significantly outperforming the revenue expectations we raised at Innovation Day and building momentum across all key areas of the business,” said Mark Zagorski, CEO of DoubleVerify. “DV is executing well across every key growth vector, with Social gaining traction across both activation and measurement, CTV continuing to scale rapidly, and programmatic delivering deeper advertiser adoption across our ABS and Scibids AI solutions. Our growth in the first half of the year was predominantly driven by existing customers who adopted additional products and expanded into new geographies, followed by the addition and scaling of new advertiser and supply-side customers. Based on our solid performance to date, it is clear that our vision for the DV Media AdVantage Platform is resonating with current and new customers, and our continued focus on innovation, customer value, and disciplined execution is laying the groundwork for durable, long-term growth.”

Second Quarter 2025 Financial Highlights:

(All comparisons are to the second quarter of 2024)

●	Total revenue of $189.0 million, an increase of 21%.
●	Activation revenue of $108.9 million, an increase of 25%.
●	Measurement revenue of $62.9 million, an increase of 15%.
o	Social measurement revenue increased by 14%.
o	International measurement revenue increased by 8%.
o	Media Transactions Measured (“MTM”) for CTV increased by 45%.
●	Supply-side revenue of $17.2 million, an increase of 26%.
●	Net income of $8.8 million and adjusted EBITDA of $57.3 million, which represented a 30% adjusted EBITDA margin.

Second Quarter and Recent Business Highlights:

●	Grew Total Advertiser revenue by 21% year-over-year in the second quarter.
○	MTM increased by 19% year-over-year, and Measured Transaction Fee (MTF) declined 1% year-over-year, excluding the impact of an introductory fixed fee deal for one large customer.

●	Continued to achieve a Gross Revenue Retention rate of over 95% in the second quarter.

●	Drove global market share growth through product upsells, international expansion, and new enterprise logo wins. Notable second-quarter new business wins include:
○	New enterprise customer wins: Banco do Brasil, Emaar, Haribo, Lidl, Premier Inn, Puma, Riyadh Air, Sage, Six Flags, Tractor Supply, TransUnion
○	Expansions: Fidelity, Kroger, Allwyn Group

●	Expanded brand suitability measurement coverage on Meta across proprietary categories, uniting pre-screen controls with post-bid AI-powered reporting to improve transparency and performance.

●	Introduced DV Authentic AdVantage, the market’s first integrated activation, optimization, and measurement solution built to deliver brand protection without compromising performance, and started beta trials with several top 100 customers.

●	Launched DV Authentic Attention® for Social on Snap, the first solution to combine ad exposure and eye-tracking data at the impression level to give advertisers unmatched visibility into user engagement on the platform.

●	Announced a partnership with Lyft to authenticate in-app ads, bringing DV’s full measurement suite, including Authentic Attention, to Lyft’s North American advertising platform.

“Our second-quarter results reflect strong and balanced execution across the business, with both revenue and adjusted EBITDA exceeding the high-end of the guidance we raised at Innovation Day,” said Nicola Allais, CFO of DoubleVerify. “We delivered robust double-digit growth across all three revenue lines, led by strong performance in activation and supply-side, and continued expansion in measurement, supported by greater momentum in Social. With 21% total revenue growth and adjusted EBITDA margins steady at 30%, we achieved meaningful topline outperformance while maintaining operational efficiency. Given our strong first-half results and increased confidence in second-half performance, we are raising our full-year 2025 revenue growth outlook to approximately 15% and reaffirming our 32% adjusted EBITDA margin guidance. We remain focused on driving scalable, profitable growth while investing in the opportunities ahead.”

Third Quarter and Full-Year 2025 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

Third Quarter 2025:

●	Revenue in the range of $188 and $192 million, a year-over-year increase of 12% at the midpoint.
●	Adjusted EBITDA in the range of $60 and $64 million, representing a 33% margin at the midpoint.

Full Year 2025:

●	Revenue growth of approximately 15%.
●	Adjusted EBITDA margin of approximately 32%.

With respect to the Company’s expectations under "Third Quarter and Full Year 2025 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income in this press release because the Company does not provide guidance for depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income. In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call, Webcast, and Other Information

DoubleVerify will host a conference call and live webcast to discuss its second quarter 2025 financial results at 4:30 p.m. Eastern Time today, August 5, 2025. To access the conference call, dial (800) 715-9871 for the U.S. or Canada, or +1 (646) 307-1963 for international callers. The conference ID is 5064608. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. An archived webcast will be available approximately two hours after the conclusion of the live event.

In addition, DoubleVerify plans to post certain additional historical quarterly financial information on the investor relations portion of its website for easy access to investors.

Key Business Terms

Activation revenue is generated from the evaluation, verification, and measurement of advertising impressions purchased through programmatic demand-side and social media platforms.

Measurement revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers, CTV, and social media platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify, and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per thousand Media Transactions Measured.

International Revenue Growth Rates are inclusive of foreign currency fluctuations.

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of	As of
(in thousands, except per share data)	June 30, 2025	December 31, 2024
Assets:
Current assets
Cash and cash equivalents	$211,784	$292,820
Short-term investments	5,002	17,805
Trade receivables, net of allowances for doubtful accounts of $8,395 and $9,003 as of June 30, 2025 and December 31, 2024, respectively	188,866	226,225
Prepaid expenses and other current assets	56,709	22,201
Total current assets	462,361	559,051
Property, plant and equipment, net	91,886	70,195
Operating lease right-of-use assets, net	67,547	67,721
Goodwill	516,587	427,621
Intangible assets, net	116,068	110,356
Deferred tax assets	31,298	35,488
Other non-current assets	11,181	5,778
Total assets	$1,296,928	$1,276,210
Liabilities and Stockholders' Equity:
Current liabilities
Trade payables	$13,123	$11,598
Accrued expenses	58,855	54,532
Operating lease liabilities, current	10,308	11,048
Income tax liabilities	683	15,592
Current portion of finance lease obligations	7,813	2,512
Other current liabilities	14,119	8,200
Total current liabilities	104,901	103,482
Operating lease liabilities, non-current	77,569	77,297
Finance lease obligations	7,937	812
Deferred tax liabilities	8,572	8,509
Other non-current liabilities	7,934	2,651
Total liabilities	206,913	192,751
Commitments and contingencies (Note 15)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 175,905 shares issued and 163,575 outstanding as of June 30, 2025; 1,000,000 shares authorized, 174,003 shares issued and 167,069 outstanding as of December 31, 2024	176	174
Additional paid-in capital	1,028,443	974,383
Treasury stock, at cost, 12,330 shares and 6,934 shares as of June 30, 2025 and December 31, 2024, respectively	(217,121)	(131,620)
Retained earnings	266,333	255,214
Accumulated other comprehensive income (loss), net of income taxes	12,184	(14,692)
Total stockholders’ equity	1,090,015	1,083,459
Total liabilities and stockholders' equity	$1,296,928	$1,276,210

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2025	2024	2025	2024
Revenue	$189,021	$155,890	$354,082	$296,672
Cost of revenue (exclusive of depreciation and amortization shown separately below)	33,126	26,102	64,092	52,720
Product development	47,203	39,806	91,920	76,200
Sales, marketing and customer support	50,871	44,863	94,572	82,735
General and administrative	29,576	23,066	56,103	45,141
Depreciation and amortization	14,697	11,004	27,084	21,932
Income from operations	13,548	11,049	20,311	17,944
Interest expense	443	233	863	465
Other income, net	(2,105)	(2,064)	(5,284)	(4,336)
Income before income taxes	15,210	12,880	24,732	21,815
Income tax expense	6,452	5,406	13,613	7,185
Net income	$8,758	$7,474	$11,119	$14,630
Earnings per share:
Basic	$0.05	$0.04	$0.07	$0.09
Diluted	$0.05	$0.04	$0.07	$0.08
Weighted-average common stock outstanding:
Basic	162,740	171,628	163,922	171,467
Diluted	166,697	175,961	167,813	176,850
Comprehensive income:
Net income	$8,758	$7,474	$11,119	$14,630
Other comprehensive income (loss):
Foreign currency cumulative translation adjustment	19,383	(1,814)	26,876	(6,439)
Total comprehensive income	$28,141	$5,660	$37,995	$8,191

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

							Accumulated Other
					Additional		Comprehensive	Total
	Common Stock		Treasury Stock		Paid-in	Retained	Income (Loss)	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Capital	Earnings	Net of Income Taxes	Equity
Balance as of January 1, 2025	174,003	$174	6,934	$(131,620)	$974,383	$255,214	$(14,692)	$1,083,459
Foreign currency translation adjustment	—	—	—	—	—	—	7,493	7,493
Shares repurchased for settlement of employee tax withholdings	—	—	210	(3,210)	—	—	—	(3,210)
Stock-based compensation expense	—	—	—	—	25,080	—	—	25,080
Common stock issued upon exercise of stock options	58	—	—	—	222	—	—	222
Common stock issued upon vesting of restricted stock units	641	1	—	—	(1)	—	—	—
Common stock issued upon vesting of performance stock units	71	—	—	—	—	—	—	—
Shares repurchased under the Repurchase Program and New Repurchase Program	—	—	5,169	(82,240)	—	—	—	(82,240)
Excise tax on shares repurchased	—	—	—	(64)	(668)	—	—	(732)
Treasury stock reissued upon settlement of equity awards	—	—	(18)	350	(350)	—	—	—
Net income	—	—	—	—	—	2,361	—	2,361
Balance as of March 31, 2025	174,773	175	12,295	(216,784)	998,666	257,575	(7,199)	1,032,433
Foreign currency translation adjustment	—	—	—	—	—	—	19,383	19,383
Shares repurchased for settlement of employee tax withholdings	—	—	35	(494)	—	—	—	(494)
Stock-based compensation expense	—	—	—	—	28,053	—	—	28,053
Common stock issued under employee purchase plan	135	—	—	—	1,577	—	—	1,577
Common stock issued upon exercise of stock options	29	—	—	—	148	—	—	148
Common stock issued upon vesting of restricted stock units	954	1	—	—	(1)	—	—	—
Common stock issued upon vesting of performance stock units	14	—	—	—	—	—	—	—
Excise tax on shares repurchased	—	—	—	157	—	—	—	157
Net income	—	—	—	—	—	8,758	—	8,758
Balance as of June 30, 2025	175,905	$176	12,330	$(217,121)	$1,028,443	$266,333	$12,184	$1,090,015

Balance as of January 1, 2024	171,168	$171	22	$(743)	$878,331	$198,983	$(2,803)	$1,073,939
Foreign currency translation adjustment	—	—	—	—	—	—	(4,625)	(4,625)
Shares repurchased for settlement of employee tax withholdings	—	—	48	(1,792)	—	—	—	(1,792)
Stock-based compensation expense	—	—	—	—	20,718	—	—	20,718
Common stock issued upon exercise of stock options	153	—	—	—	1,695	—	—	1,695
Common stock issued upon vesting of restricted stock units	435	1	—	—	(1)	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(38)	1,389	(1,389)	—	—	—
Net income	—	—	—	—	—	7,156	—	7,156
Balance as of March 31, 2024	171,756	172	32	(1,146)	899,354	206,139	(7,428)	1,097,091
Foreign currency translation adjustment	—	—	—	—	—	—	(1,814)	(1,814)
Shares repurchased for settlement of employee tax withholdings	—	—	30	(660)	—	—	—	(660)
Stock-based compensation expense	—	—	—	—	25,315	—	—	25,315
Common stock issued under employee purchase plan	124	—	—	—	1,914	—	—	1,914
Common stock issued upon exercise of stock options	126	—	—	—	870	—	—	870
Common stock issued upon vesting of restricted stock units	628	1	—	—	(1)	—	—	—
Shares repurchased under the Repurchase Program	—	—	1,369	(25,027)	—	—	—	(25,027)
Treasury stock reissued upon settlement of equity awards	—	—	(41)	1,390	(1,390)	—	—	—
Net income	—	—	—	—	—	7,474	—	7,474
Balance as of June 30, 2024	172,634	$173	1,390	$(25,443)	$926,062	$213,613	$(9,242)	$1,105,163

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
	June 30,
(in thousands)	2025	2024
Operating activities:
Net income	$11,119	$14,630
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt expense	1,499	1,453
Depreciation and amortization expense	27,084	21,932
Amortization of debt issuance costs	217	147
Non-cash lease expense	3,905	3,191
Deferred taxes	298	(11,530)
Stock-based compensation expense	51,349	44,956
Interest expense (income), net	255	(784)
Loss on disposal of fixed assets	89	—
Other	(419)	1,582
Changes in operating assets and liabilities, net of effects of business combinations
Trade receivables	40,951	16,397
Prepaid expenses and other assets	(32,762)	(17,208)
Trade payables	638	(2,076)
Accrued expenses and other liabilities	(16,947)	(5,035)
Net cash provided by operating activities	87,276	67,655
Investing activities:
Purchase of property, plant and equipment	(15,813)	(13,558)
Acquisition of businesses, net of cash acquired	(82,578)	—
Purchase of short-term investments	—	(81,937)
Proceeds from maturity of short-term investments	12,684	—
Other investing activities	(1,000)	—
Net cash used in investing activities	(86,707)	(95,495)
Financing activities:
Proceeds from common stock issued upon exercise of stock options	370	2,565
Proceeds from common stock issued under employee purchase plan	1,577	1,914
Finance lease payments	(1,379)	(1,562)
Shares repurchased under the Repurchase Program and New Repurchase Program	(82,240)	(25,027)
Payment of excise tax on shares repurchased	(668)	—
Shares repurchased for settlement of employee tax withholdings	(3,704)	(2,452)
Net cash used in financing activities	(86,044)	(24,562)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	4,547	(850)
Net decrease in cash, cash equivalents, and restricted cash	(80,928)	(53,252)
Cash, cash equivalents, and restricted cash - Beginning of period	293,741	310,257
Cash, cash equivalents, and restricted cash - End of period	$212,813	$257,005

Cash and cash equivalents	$211,784	$256,066
Restricted cash - current (included in Prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets)	37	939
Restricted cash - non-current (included in Other non-current assets on the Condensed Consolidated Balance Sheets)	992	—
Total cash and cash equivalents and restricted cash	$212,813	$257,005
Supplemental cash flow information:
Cash paid for taxes	$55,762	$29,491
Cash paid for interest	$500	$350
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities, net of impairments and tenant improvement allowances	$2,168	$9,211
Acquisition of equipment under finance lease	$13,805	$—
Capital assets financed by accounts payable and accrued expenses	$249	$18
Stock-based compensation included in capitalized software development costs	$1,783	$1,064
Accrued excise tax on net share repurchases	$575	$—

Comparison of the Three and Six Months Ended June 30, 2025 and June 30, 2024

Revenue

	Three Months Ended June 30,		Change	Change	Six Months Ended June 30,		Change	Change
	2025	2024	$	%	2025	2024	$	%

	(In Thousands)				(In Thousands)
Revenue by customer type:
Activation	$108,950	$87,471	$21,479	25%	$204,121	$166,793	$37,328	22%
Measurement	62,895	54,817	8,078	15	116,326	104,092	12,234	12
Supply-side	17,176	13,602	3,574	26	33,635	25,787	7,848	30
Total revenue	$189,021	$155,890	$33,131	21%	$354,082	$296,672	$57,410	19%

Adjusted EBITDA

In addition to results determined in accordance with GAAP, management believes that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In Thousands)		(In Thousands)
Net income	$8,758	$7,474	$11,119	$14,630
Net income margin	5%	5%	3%	5%
Depreciation and amortization	14,697	11,004	27,084	21,932
Stock-based compensation	27,007	24,715	51,349	44,956
Interest expense	443	233	863	465
Income tax expense	6,452	5,406	13,613	7,185
M&A and restructuring costs (recoveries) (a)	504	(11)	1,666	—
Offering and secondary offering costs (b)	—	10	—	68
Other costs (c)	1,518	—	1,518	—
Other income (d)	(2,105)	(2,064)	(5,284)	(4,336)
Adjusted EBITDA	$57,274	$46,767	$101,928	$84,900
Adjusted EBITDA margin	30%	30%	29%	29%

(a)	M &A and restructuring costs for the three and six months ended June 30, 2025 consist of third party professional service costs related to the acquisition of Rockerbox and to our broader acquisition strategy. M&A and restructuring recoveries for the three months ended June 30, 2024 consist of transaction costs related to the acquisition of Scibids.
(b)	Offering and secondary offering costs for the three and six months ended June 30, 2024 consist of third party costs incurred for underwritten secondary public offerings by certain stockholders of the Company.
(c)	Other costs for the three and six months ended June 30, 2025 consist of expenses incurred with respect to litigation and regulatory matters outside of the ordinary course and costs related to the early termination of an office lease.
(d)	Other income for the three and six months ended June 30, 2025 and June 30, 2024 consist of interest income earned on interest-bearing monetary assets, and the impact of changes in foreign currency exchange rates.

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of the core business and for understanding and evaluating trends in operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, working capital needs;
●	Adjusted EBITDA does not reflect capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect interest expense or the cash requirements necessary to service interest or principal debt payments; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

In addition, other companies in the industry may calculate these non-GAAP financial measures differently, therefore limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP financial measures only supplementally.

Total stock-based compensation expense recorded in the Condensed Consolidated Statements of Operations and Comprehensive Income is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2025	2024	2025	2024
Product development	$10,389	$9,734	$19,655	$17,107
Sales, marketing and customer support	8,826	7,503	16,455	13,439
General and administrative	7,792	7,478	15,239	14,410
Total stock-based compensation	$27,007	$24,715	$51,349	$44,956

Forward-Looking Statements

This press release includes “forward-looking statements”. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any statements in this press release regarding future revenues, earnings, margins, financial performance or results of operations (including the guidance provided under “Third Quarter and Full-Year 2025 Guidance”, and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. These risks, uncertainties, assumptions and other factors include, but are not limited to, the competitiveness of our solutions amid technological developments or evolving industry standards, the competitiveness of our market, system failures, security breaches, cyberattacks or natural disasters, economic downturns and unstable market conditions, our ability to collect payments, data privacy legislation and regulation, public criticism of digital advertising technology, our international operations, our use of “open source” software, our limited operating history and the potential for our revenues and results of operations to fluctuate in the future. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2025 and other filings and reports we make with the SEC from time to time.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify (“DV”) (NYSE: DV) is the industry’s leading media effectiveness platform that leverages AI to drive superior outcomes for global brands. By creating more effective, transparent ad transactions, we make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Learn more at www.doubleverify.com.

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com